Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2022 Results
Net Income per Diluted Share was $1.25 for the Quarter and $5.71 for the Year

Erie, Pa. - March 1, 2023 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2022. Net income was $298.6 million, or $5.71 per diluted share, in 2022, compared to $297.9 million, or $5.69 per diluted share, in 2021. Net income was $65.5 million, or $1.25 per diluted share, in the fourth quarter of 2022, compared to $55.0 million, or $1.05 per diluted share, in the fourth quarter of 2021.
The uncertainty resulting from post-pandemic conditions and the current economic environment continues to evolve and the duration or extent of financial impacts remain uncertain.

4Q and Full Year 2022
(dollars in thousands)	4Q'22	4Q'21	2022	2021
Operating income	$81,430	$61,834	$376,214	$318,097
Investment income	288	12,328	632	67,332
Interest expense and other, net	(243)	4,335	394	9,025
Income before income taxes	81,961	69,827	376,452	376,404
Income tax expense	16,471	14,785	77,883	78,544
Net income	$65,490	$55,042	$298,569	$297,860

2022 Full Year Highlights
Operating income before taxes increased $58.1 million, or 18.3 percent, in 2022 compared to 2021.
◦Management fee revenue - policy issuance and renewal services increased $174.7 million, or 9.1 percent, in 2022 compared to 2021.
◦Management fee revenue - administrative services remained consistent at $58.3 million in both 2022 and 2021.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $71.1 million in 2022 compared to 2021 driven by direct and affiliated assumed written premium growth, partially offset by a reduction in agent incentive compensation.
–Non-commission expense increased $47.1 million in 2022 compared to 2021. Underwriting and policy processing costs increased $6.4 million primarily due to increased underwriting report, printing, and personnel costs. Information technology costs increased $13.1 million primarily due to increased hardware and software costs and professional fees, partially offset by decreased personnel costs. Sales and advertising costs increased $7.5 million primarily due to increased advertising and agent-related expenses. Administrative and other expenses increased $22.5 million primarily due to an increase in personnel costs related to compensation and increased professional fees.

◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $668.3 million in 2022 and $638.5 million in 2021, but had no net impact on operating income.

Income from investments before taxes totaled $0.6 million in 2022 compared to $67.3 million in 2021. Net investment income was $28.6 million in 2022 compared to $62.2 million in 2021. Included in net investment income is $10.4 million of limited partnership losses in 2022 compared to earnings of $31.7 million in 2021. Net realized and unrealized losses on investments were $27.3 million in 2022 compared to gains of $4.9 million in 2021.

4Q 2022 Highlights
Operating income before taxes increased $19.6 million, or 31.7 percent, in the fourth quarter of 2022 compared to the fourth quarter of 2021.
◦Management fee revenue - policy issuance and renewal services increased $53.3 million, or 11.8 percent, in the fourth quarter of 2022 compared to the fourth quarter of 2021.
◦Management fee revenue - administrative services increased $0.6 million, or 4.0 percent in the fourth quarter of 2022 compared to the fourth quarter of 2021.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $15.6 million in the fourth quarter of 2022 compared to the fourth quarter of 2021 primarily driven by direct and affiliated assumed written premium growth, partially offset by a reduction in agent incentive compensation.
–Non-commission expense increased $19.3 million in the fourth quarter of 2022 compared to the fourth quarter of 2021. Underwriting and policy processing costs increased $3.5 million primarily due to increased personnel costs, postage and underwriting report costs. Information technology costs increased $5.1 million primarily due to increased hardware and software costs and professional fees. Sales and advertising costs increased $4.4 million primarily due to increased advertising and agent-related expenses. Administrative and other expenses increased $7.5 million primarily due to increased personnel costs.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $175.6 million in the fourth quarter of 2022 and $165.4 million in the fourth quarter of 2021, but had no net impact on operating income.

Income from investments before taxes totaled $0.3 million in the fourth quarter of 2022 compared to $12.3 million in the fourth quarter of 2021. Net investment income was $4.0 million in the fourth quarter of 2022 compared to $12.6 million in the fourth quarter of 2021. Included in net investment income is $8.3 million of limited partnership losses in the fourth quarter of 2022 compared to earnings of $5.0 million in the fourth quarter of 2021. Net realized and unrealized losses on investments were $3.5 million in the fourth quarter of 2022 compared to $0.2 million in the fourth quarter of 2021.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on March 2, 2023.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written. Founded in 1925, Erie Insurance is a Fortune 500 company and the 19th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 6 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics and inflation;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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